Exhibit 99.1

Athira Pharma Announces Name Change to LeonaBio, Inc. with New Ticker “LONA”

New name to reflect recent transformative acquisition of rights to Phase 3 program in metastatic breast cancer and commitment to continued leadership, resilience and innovation

BOTHELL, Wash., January 9, 2026 – Athira Pharma, Inc. (NASDAQ: ATHA), a clinical-stage biopharmaceutical company dedicated to the development of novel therapeutics for diseases with high unmet medical needs, today announced that it has changed its name to LeonaBio, Inc. The name change aligns with the Company’s transformative acquisition of rights to develop and commercialize lasofoxifene, a promising late-stage clinical asset for the potential treatment of metastatic breast cancer, currently in a Phase 3 trial (NCT05696626). In connection with the name change, the Company will change its ticker symbol to “LONA.” The Company's common stock will commence trading on The Nasdaq Capital Market under the new ticker symbol on January 12, 2026.

“This marks an exciting and transformative period for our company and emphasizes our commitment to advancing a pipeline of innovative, late-stage assets both internally developed and strategically in-licensed with the goal of accelerating their path to market and maximizing their potential clinical and commercial impact,” said Mark Litton, Ph.D., President and Chief Executive Officer of LeonaBio. “At LeonaBio, we are building a pipeline with the potential to change lives and create enduring value. Our new name truly reflects our commitment to leadership, resilience, and innovation—qualities that define our expanded mission to deliver transformative therapies for patients battling diseases that need better treatment options.”

LeonaBio comes from “Leona,” a name with Greek and Latin roots, meaning lioness. It reflects strength, leadership, resilience, and the company’s commitment to stand with patients facing the most serious diseases. The changes in name and ticker symbol do not affect the Company's legal structure, business operations, or existing financial reporting obligations. Stockholders are not required to take any action in connection with the change.

The Company’s lead drug candidates, lasofoxifene and ATH-1105, are novel, small molecule therapies with the potential to address devastating diseases where current treatment options are limited. With a strong commitment to scientific excellence and patient-centered innovation, LeonaBio aims to advance meaningful new therapies that are designed to treat patients with treatment-resistant metastatic breast cancer and amyotrophic lateral sclerosis (ALS). The ongoing Phase 3 ELAINE-3 clinical trial of lasofoxifene is more than 50% enrolled with data expected in mid-2027.

On December 18, 2025, the Company announced it entered into an exclusive global license (excluding Asia and certain countries in the Middle East) from Sermonix Pharmaceuticals, Inc. for rights to develop

Exhibit 99.1

and commercialize lasofoxifene, a selective estrogen receptor modulator (SERM) for the potential treatment of metastatic breast cancer. In conjunction with this transaction, LeonaBio also announced an upfront financing of $90 million in a private placement of common stock and warrants, with warrants that are exercisable for cash providing, if fully exercised, up to an additional $146 million to support development of the new program through key clinical and regulatory milestones. The financing was co-led by Commodore Capital, Perceptive Advisors, and TCGX, with participation from ADAR1, Blackstone Multi-Asset Investing, Kalehua Capital, Ligand Pharmaceuticals, New Enterprise Associates (NEA), Spruce Street Capital, and 9vc. The Company anticipates the upfront financing will support lasofoxifene development through its topline data readout and key regulatory milestones, with sufficient capital for planned operations into 2028.

About Lasofoxifene

Lasofoxifene is a novel, nonsteroidal SERM with a unique binding profile, designed to confer potent activity against both wild-type and mutant estrogen receptors, including the clinically significant ESR1 mutations commonly associated with resistance to endocrine therapy in metastatic breast cancer. Two Phase 2 studies—ELAINE‑1 and ELAINE2—have demonstrated‑ its potential to address a critical unmet need in this patient population.

Lasofoxifene is being advanced in a Phase 3 clinical trial as a targeted therapy for estrogen receptor-positive (ER+), HER2-negative, ESR1-mutated metastatic breast cancer, a population with limited treatment options following progression on aromatase inhibitors and CDK4/6 inhibitors. The ongoing ELAINE-3 trial (NCT05696626) is evaluating lasofoxifene in combination with the CDK4/6 inhibitor, abemaciclib, and is aiming to establish a new standard of care for this genetically defined patient group.

About ATH-1105

ATH-1105 is LeonaBio’s novel, orally available, brain-penetrant, next-generation small molecule drug candidate designed to positively modulate the neurotrophic HGF system for potential treatment of neurodegenerative diseases, including amyotrophic lateral sclerosis (ALS), Alzheimer’s disease, and Parkinson’s disease. ATH-1105 is currently in clinical development for the potential treatment of ALS.

The first-in-human Phase 1 (NCT06432647) double-blind, placebo-controlled clinical trial enrolled 80 healthy volunteers to evaluate single and multiple oral ascending doses of ATH-1105. LeonaBio plans to initiate a Phase 2 clinical trial of ATH-1105 in ALS patients in early 2026.

About LeonaBio

LeonaBio, headquartered in the Seattle, Washington area, is a clinical-stage biopharmaceutical company dedicated to the development of novel therapeutics for diseases with high unmet medical needs, including treatment-resistant metastatic breast cancer and amyotrophic lateral sclerosis (ALS), with the goal of improving patients’ lives. Our lead drug candidates, lasofoxifene and ATH-1105, are novel, small molecule therapies with the potential to address devastating diseases where current treatment options are limited or ineffective. With a strong commitment to scientific excellence and patient-centered innovation, we are dedicated to developing meaningful new therapies for those who need them most.

For more information, visit www.leonabio.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation

Exhibit 99.1

Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding: the beneficial characteristics, safety and efficacy of LeonaBio’s drug candidates; the potential of any subsequent clinical trials to show the beneficial characteristics, safety and efficacy of ATH-1105; the potential of LeonaBio to complete the Phase 3 ELAINE-3 clinical trial for lasofoxifene and any subsequent clinical trials to show the clinical benefits of lasofoxifene; the potential learnings from preclinical studies and other nonclinical data and their ability to inform and improve future clinical development plans; the rate and degree of market acceptance of LeonaBio’s drug candidates, if approved for commercial use; the size and growth potential of the markets for LeonaBio’s drug candidates, if approved for commercial use, and LeonaBio’s ability to serve those markets; anticipated milestone timelines, such as the timing of data releases, and LeonaBio’s ability to meet such timelines; the potential for lasofoxifene to be a new standard of care in the genetically defined patient group; LeonaBio’s ability to obtain and maintain regulatory approval of its drug candidates in the United States and other jurisdictions and the timing thereof, and any related restrictions, limitations or warnings in the label of any approved drug candidate; LeonaBio’s expectation that the upfront financing will support lasofoxifene development through its topline data readout and key regulatory milestones, with sufficient capital for planned operations into 2028; and LeonaBio’s rebranding efforts. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “on track,” “would,” “expect,” “plan,” “believe,” “intend,” “pursue,” “continue,” “suggest,” “potential,” “target” and similar expressions. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with the possible failure to realize certain anticipated benefits of the license relating to lasofoxifene and the recent private placement financing, including with respect to future financial and operating results; the data from preclinical and clinical trials may not support the safety, efficacy and tolerability of LeonaBio’s drug candidates; development of drug candidates may cease or be delayed; regulatory authorities could object to protocols, amendments and other submissions; future potential regulatory milestones for drug candidates, including those related to current and planned clinical studies, may be insufficient to support regulatory submissions or approval; whether LeonaBio’s trials are sufficiently powered to meet the planned endpoints; LeonaBio may not be able to recruit sufficient patients for its clinical trials; the outcome of legal proceedings that may in the future be instituted against LeonaBio, its directors and officers; possible negative interactions of LeonaBio’s drug candidates with other treatments; FDA regulatory delays and uncertainty and new policies, including executive orders, changes in the leadership of federal agencies such as the FDA and SEC, staff layoffs, budget cuts to agency programs and research and changes in drug pricing controls; LeonaBio’s assumptions regarding its financial condition and the sufficiency of its cash, cash equivalents and investments to fund its planned operations may be incorrect; adverse conditions in the general domestic and global economic markets, including as a result of tariffs; the impact of competition; the impact of drug candidate development and clinical activities on operating expenses; the impact of new or changing laws and regulations; as well as the other risks detailed in LeonaBio’s filings with the SEC from time to time. These forward-looking statements speak only as of the date hereof and LeonaBio undertakes no obligation to update forward-looking statements. LeonaBio may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements.

Investor & Media Contact:

Julie Rathbun

LeonaBio

Exhibit 99.1

Julie.rathbun@leonabio.com

206-769-9219